HEI Exhibit 4

SIXTEENTH AMENDMENT TO TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY AND

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND AMERICAN SAVINGS BANK, F.S.B.

THIS SIXTEENTH AMENDMENT TO THE TRUST AGREEMENT is made and entered into effective March 10, 2010, by and between Fidelity Management Trust Company (the “Trustee”) and Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. (collectively and individually, the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and Sponsor heretofore entered into a Trust Agreement for the Hawaiian Electric Industries Retirement Savings Plan and American Savings Bank 401(k) Plan (collectively and individually, the “Plan”), dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001, December 31, 2001, January 1, 2002, April 1, 2002, July 1, 2002, September 1, 2003, February 2, 2004, October 3, 2005, November 1, 2006, August 1, 2007, October 17, 2008, December 31, 2008, and January 15, 2010, and further amended by letters of direction executed by the Sponsor and the Trustee which specifically state that both parties intend and agree that the direction letter shall constitute an amendment (the “Trust Agreement”); and

WHEREAS, the Sponsor desires, and hereby directs the Trustee, in accordance with Sections 4(b) and 7(b) of the Trust Agreement, effective after the close of business on March 10, 2010, as follows:  (i) to liquidate all participant balances held in the investment options listed in Column A below at their net asset values on such day, and to invest the proceeds in the investment options listed in Column B below at their net asset values on such day; (ii) to redirect all participant contributions directed to the investment options listed in Column A below to be invested in the investment options listed in Column B below; and (iii) to permit no further investments in the investment options listed in Column A as an investment option for the Plan:

Column A	To	Column B
Fidelity Freedom 2000 Fund®	100% g	Fidelity Freedom KSM 2000 Fund
Fidelity Freedom 2005 Fund®	100% g	Fidelity Freedom KSM 2005 Fund
Fidelity Freedom 2010 Fund®	100% g	Fidelity Freedom KSM 2010 Fund
Fidelity Freedom 2015 Fund®	100% g	Fidelity Freedom KSM 2015 Fund
Fidelity Freedom 2020 Fund®	100% g	Fidelity Freedom KSM 2020 Fund
Fidelity Freedom 2025 Fund®	100% g	Fidelity Freedom KSM 2025 Fund
Fidelity Freedom 2030 Fund®	100% g	Fidelity Freedom KSM 2030 Fund
Fidelity Freedom 2035 Fund®	100% g	Fidelity Freedom KSM 2035 Fund
Fidelity Freedom 2040 Fund®	100% g	Fidelity Freedom KSM 2040 Fund
Fidelity Freedom 2045 Fund®	100% g	Fidelity Freedom KSM 2045 Fund
Fidelity Freedom 2050 Fund®	100% g	Fidelity Freedom KSM 2050 Fund
Fidelity Freedom Income Fund®	100% g	Fidelity Freedom KSM Income Fund

The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor.  Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)           Effective after the close of business on March 10, 2010, amending Section 4, Investment of Trust, to add a new subsection (l), Fidelity Freedom KSM Funds, as follows:

(l)          Fidelity Freedom KSM Funds.

The Sponsor hereby acknowledges that eligibility for the Fidelity Freedom KSM Funds is subject to certain business requirements, which may change from time to time, but would ordinarily include, but is not limited to, a requirement that the Sponsor has at least $100 million in total defined contribution plan assets record-kept at Fidelity.  Sponsor further understands that in the event such business requirements are not met, the Plan may no longer be eligible for Fidelity Freedom KSM Funds. Trustee shall provide notice to the Sponsor if the Plan is no longer eligible for Fidelity Freedom KSM Funds.   If the Plan is no longer eligible for Fidelity Freedom KSM Funds, such positions will be liquidated and the proceeds will be invested at the direction of the Sponsor.

(2)           Effective after the close of business on March 10, 2010, amending and restating Schedule “A”, in its entirety, as attached hereto.

(3)           Effective March 10, 2010, amending Schedule “B”, Fee Schedule, to add the following:

* DRO Qualification                            This service will commence only after Fidelity receives the Service Authorization Agreement executed by a legally authorized representative of the Sponsor.  The “standard” Order review fees are as follows:  $300 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,200 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered.  A “standard” DRO is an order that references one defined contribution plan only.  The fees for “complex” Orders are as follows:  $900 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,800 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered.  A “complex” Order is an Order that references a defined benefit plan or multiple plans (defined benefit and/or defined contribution, in any combination).  Any revisions to these fees will be reflected in an updated Service Authorization Agreement for the DRO qualification service which will be provided by the Trustee to the Sponsor for execution.

(4)           Effective after the close of business on March 10, 2010, amending and restating Schedule “C”, in its entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Sixteenth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.  By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	3/5/10	By:	/s/ Stephanie Nick	3/16/10
	James A. Ajello	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Chester A. Richardson	3/5/10
	Chester A. Richardson	Date
Secretary

Schedule “A”

ADMINISTRATIVE SERVICES

The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A”, or as otherwise agreed to in writing (or by means of a secure electronic medium) between the Sponsor and Trustee in accordance with direction procedures established by the Trustee with the written approval of the Sponsor and documented in the Plan Administration Manual.  With regard to Plan specific services, the Trustee shall add services only at the direction of the Sponsor.  With prior written notice to the Sponsor, the Trustee may unilaterally enhance the services previously approved, provided there is no impact on fees set forth in Schedule “B”; and further provided that if the Sponsor notifies the Trustee in writing that a change to a previously approved service proposed by the Trustee pursuant to this sentence is unacceptable to the Sponsor, such service change shall not be applied.

Administration

* Establishment and maintenance of participant account and election percentages

* Maintenance of the following plan investment options:

• AIM Dynamics Fund (frozen to new investments effective January 1, 2006)

• ASB Money Market Account

• Fidelity Diversified International Fund — Class K

• Fidelity Freedom KSM 2000 Fund

• Fidelity Freedom KSM 2005 Fund

• Fidelity Freedom KSM 2010 Fund

• Fidelity Freedom KSM 2015 Fund

• Fidelity Freedom KSM 2020 Fund

• Fidelity Freedom KSM 2025 Fund

• Fidelity Freedom KSM 2030 Fund

• Fidelity Freedom KSM 2035 Fund

• Fidelity Freedom KSM 2040 Fund

• Fidelity Freedom KSM 2045 Fund

• Fidelity Freedom KSM 2050 Fund

• Fidelity Freedom KSM Income Fund

• Fidelity Magellan® Fund — Class K

• Fidelity Puritan® Fund — Class K

• Fidelity Retirement Money Market Portfolio

• Fidelity U.S. Bond Index Fund

• First American Mid Cap Growth Fund

• HEI Common Stock Fund (Available only to the Hawaiian Electric Industries Retirement Savings Plan)

• HEI Common Stock Fund #2 (Available only to the American Savings Bank 401(k) Plan)

• Morgan Stanley Institutional Fund, Inc. International Equity Portfolio — Class P Shares

• Morgan Stanley Institutional Fund Trust Value Portfolio — Class P Shares

• Neuberger Berman Partners Fund — Trust Class

• Virtus Mid-Cap Value Fund — Class A

• Spartan® Extended Market Index Fund — Investor Class

• Spartan® U.S. Equity Index Fund — Investor Class

• T. Rowe Price Growth Stock Fund

• T. Rowe Price Small-Cap Stock Fund

• Vanguard Total International Stock Index Fund — Investor Shares

* Maintenance of the following money classifications:

• Salary Reduction

• Participant Voluntary

• Rollover

• HEI Diversified Plan

• Employer ASB

• Employer Supplemental

• IRA

• Voluntary HEISOP

• Employer HEISOP

• Employee Pre-Tax Catch Up

• After-Tax Rollover

• Employer BIA

• TRP PER

• AmeriMatch

• AmeriShare

• QNEC

*  Processing of investment option trades

*  Establishment and maintenance of participant loans

*  Enrollment of new participants via telephone and/or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee.  Confirmation of enrollment will be provided online or, if requested, by mail (generally within five (5) calendar days of the request).

*  Maintenance of participants’ requests to change their pre-tax and catch-up deferral percentages via telephone or such electronic means as may be agreed upon from time to time by the Sponsor and the Trustee

*  Provide participant deferral election data updates via electronic data transfer (“EDT”) in a timely manner for the Sponsor to apply to its payrolls

Processing

*  Processing of the following transactions in accordance with the procedures set forth in the Plan Administration Manual:

•      Process in-service withdrawals, hardship withdrawals, and full distributions, to include rollovers, as applicable, as requested by participants

•      Weekly processing of contribution data and contributions

•      Processing of loan repayments

•      Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time

•      Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time

•      Processing of changes to participants’ deferral percentages

•      Processing of excess contributions and deferrals as directed by the Sponsor

•      For general loans: Consult with participants on various loan scenarios and generate all documentation

•      For home loans: Processing of loan requests as directed by participants and approved by the Sponsor

•      Processing of forfeitures as directed by the Sponsor

•      Processing of loan payoff payments at participants’ request via telephone exchange system or by such other means as the Sponsor and the Trustee may agree to from time to time

Other

* Reports

* Monthly trial balance

* Monthly loan reports

* Quarterly or annual administrative reports

* Quarterly participant statements via paper or electronic copy

Financial Reporting

* 1099Rs

* Assist in the preparation of Form 5500

Account Segregation

* Account segregation for Qualified Domestic Relations Orders (“QDRO”) as directed by Sponsor

* Account segregation for named beneficiary(ies) due to a participant’s death as directed by Sponsor

* QDRO service (ASB 401(k) Plan only)

Internet Services

* Plan Sponsor Webstation

* Portfolio Review, an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee

* NetBenefitsSM

* Rebalance service

• Portfolio rebalance

• Automatic rebalance

• Rebalance notification

* Annual increase program

* Online beneficiary service

Processing Services

*  Minimum Required Distribution (“MRD”) service

*  De minimis Distributions service

*  Loan Interest Rate Update Service:  The Trustee will provide monthly monitoring of the Federal Reserve Prime Rate, Loan interest rate update (for new loans) upon change of the Prime Rate, and Simple rate calculation based on the Prime Rate

*  Company Stock Processing:

• Unitized Stock

• Company Stock Proxy services

• ESOP Dividend Pass-Through

• Transaction approval for 16(b) Officers

• Reporting of 16(b) Transactions

*  Freedom Fund default service

*  Loan default service

*  ACH for electronic payments

* Notification service (Qualified Default Investment notification)

Miscellaneous Services

*  Periodic meetings with Sponsor

*  Educational services as needed and mutually agreed upon by the Trustee and the Sponsor

*  Provide employee communications describing available investment options, including multimedia informational materials and group presentations

*  Change of Address by Telephone:  The Trustee shall allow terminated and retired participants, Alternate Payees of participants of any status, and Beneficiaries of deceased employees, terminated and retired participants to make address changes via Fidelity’s toll-free telephone service

*  Rollover Contribution Processing: Process the qualification and acceptance of rollover contributions to the Trust.  The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual.  Requests that do not meet the specified criteria will be returned to the participant with an explanation as to why the request cannot be processed.  If the Trustee determines that a request is not a valid rollover, the requested rollover contribution will be rejected back to the participant.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	3/5/10	By:	/s/ Stephanie Nick	3/16/10
	James A. Ajello	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Chester A. Richardson	3/5/10
	Chester A. Richardson	Date
Secretary

Schedule “C”

INVESTMENT OPTIONS

In accordance with Section 4(b), the PIC hereby directs the Trustee that participants’ individual accounts may be invested in the following investment options:

• AIM Dynamics Fund (frozen to new investments effective January 1, 2006)

• ASB Money Market Account

• Fidelity Diversified International Fund — Class K

• Fidelity Freedom KSM 2000 Fund

• Fidelity Freedom KSM 2005 Fund

• Fidelity Freedom KSM 2010 Fund

• Fidelity Freedom KSM 2015 Fund

• Fidelity Freedom KSM 2020 Fund

• Fidelity Freedom KSM 2025 Fund

• Fidelity Freedom KSM 2030 Fund

• Fidelity Freedom KSM 2035 Fund

• Fidelity Freedom KSM 2040 Fund

• Fidelity Freedom KSM 2045 Fund

• Fidelity Freedom KSM 2050 Fund

• Fidelity Freedom KSM Income Fund

• Fidelity Magellan® Fund — Class K

• Fidelity Puritan® Fund — Class K

• Fidelity Retirement Money Market Portfolio

• Fidelity U.S. Bond Index Fund

• First American Mid Cap Growth Fund

• HEI Common Stock Fund (Available only to the Hawaiian Electric Industries Retirement Savings Plan)

• HEI Common Stock Fund #2 (Available only to the American Savings Bank 401(k) Plan)

• Morgan Stanley Institutional Fund, Inc. International Equity Portfolio — Class P Shares

• Morgan Stanley Institutional Fund Trust Value Portfolio — Class P Shares

• Neuberger Berman Partners Fund — Trust Class

• Virtus Mid-Cap Value Fund — Class A

• Spartan® Extended Market Index Fund — Investor Class

• Spartan® U.S. Equity Index Fund — Investor Class

• T. Rowe Price Growth Stock Fund

• T. Rowe Price Small-Cap Stock Fund

• Vanguard Total International Stock Index Fund — Investor Shares

The PIC hereby acknowledges that it has received from the Trustee via regular mail a paper copy of the prospectus for each Fidelity Class K Mutual Fund and Fidelity Freedom KSM Fund selected by the PIC as a Plan investment option.  The PIC understands that the Fidelity Class K Mutual Fund and Fidelity Freedom KSM Fund prospectus(es) are not available at this time online at www.fidelity.com.  Participants or beneficiaries who wish to invest in a Fidelity Class K Mutual Fund and/or Fidelity Freedom KSM Fund will be provided with Fidelity Class K Mutual Fund and/or Fidelity Freedom KSM Fund prospectus(es), via regular mail, prior to such investment.

The PIC hereby directs that for Plan assets allocated to a participant’s account, the investment option referred to in Section 4(c) shall be the Fidelity Freedom KSM Fund determined according to a methodology selected by the PIC and communicated to the Trustee in writing.  In the case of an invalid date of birth on file, the default option will be Fidelity Freedom KSM Income Fund.  In the case of unallocated Plan assets, Plan assets received from the termination or reallocation of an investment option, or Plan assets described in Section 4(d)(vi)(B)(5), the Plan’s default investment shall be the ASB Money Market Account.

The PIC hereby directs the Trustee to update the methodology (i.e., date ranges) as additional Fidelity Freedom KSM Funds are launched and added in accordance with the preceding paragraph.  Such updates will be made to the service as soon as administratively feasible following the launch of future Fidelity Freedom KSM Funds, unless otherwise directed by the PIC.  The PIC hereby directs the Trustee to add any additional Fidelity Freedom KSM Funds as permissible investment options as they are launched, such funds being available to Plan participants as of the open of trading on the New York Stock Exchange on their respective inception dates or as soon thereafter as administratively possible, unless otherwise directed by the PIC.

HAWAIIAN ELECTRIC INDUSTRIES, INC.			FIDELITY MANAGEMENT TRUST COMPANY
BY: HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE

By:	/s/ James A. Ajello	3/5/10	By:	/s/ Stephanie Nick	3/16/10
	James A. Ajello	Date		FMTC Authorized Signatory	Date
Chairman

By:	/s/ Chester A. Richardson	3/5/10
	Chester A. Richardson	Date
Secretary